Exhibit 10.1

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of August 9, 2017 (the “Effective Date”) between SILICON VALLEY BANK, a California corporation (“Bank”), and PLx Pharma Inc., a Delaware corporation and PLX OPCO INC., a Delaware corporation (each a “Co-Borrower” and collectively “Co-Borrowers”), provides the terms on which Bank shall lend to Co-Borrowers and Co-Borrowers shall repay Bank. The parties agree as follows:

1           ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2           LOAN AND TERMS OF PAYMENT

2.1        Promise to Pay. Co-Borrowers hereby unconditionally promise to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

2.1.1     Term Loans.

(a)         Availability. On the Effective Date, subject to the terms and conditions of this Agreement, Bank shall make one (1) term loan available to Borrower in the amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) (the “Term A Loan”). Thereafter, subject to the terms and conditions of this Agreement, during the Draw Period, Borrower may request and Bank shall make one (1) term loan available to Borrower in the amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) (the “Term B Loan” and, together with the Term A Loan, the “Term Loans”).

(b)         Repayment. The Term Loans shall be “interest only” during the Interest-Only Period, with interest due and payable on the first day of each month. Beginning on the Amortization Start Date, and continuing on the first day of each month thereafter, Borrower shall repay the Term Loans in (i) twenty-four (24) equal monthly installments of principal, plus (ii) monthly payments of accrued interest (the “Term Loan Payment”). Borrower’s final Term Loan Payment, due on the Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loans. Once repaid, the Term Loans may not be reborrowed.

(c)          Prepayment.

(i)        Voluntary. Borrower shall have the option to prepay all, but not less than all of the Term Loans advanced by Bank under this Agreement, provided Borrower (a) delivers written notice to Bank of its election to prepay the Term Loans at least seven (7) days prior to such prepayment and (b) pays, on the date of such prepayment, (i) all outstanding principal, plus accrued and unpaid interest thereon, (ii) the Final Payment, (iii) the Unused Fee, (iv) the Prepayment Fee and (v) all other sums, if any, that shall have become due and payable hereunder in connection with the Term Loans.

(ii)       Involuntary. If the Term Loans are accelerated during the continuance of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (a) all outstanding principal, plus accrued and unpaid interest with respect to the Term Loans, (b) the Final Payment, (c) the Unused Fee, (d) the Prepayment Fee and (e) all other sums, if any, that shall have become due and payable hereunder in connection with the Term Loans.

2.2         Intentionally Omitted.

2.3         Payment of Interest on the Credit Extensions.

(a)     Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under the Term Loans shall accrue interest at a floating per annum rate equal to four percentage points (4.00%) above the Prime Rate, which interest shall be payable monthly.

(b)     Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points (5.0%) above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Co-Borrowers pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(c)     Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

(d)     Payment; Interest Computation. Interest is payable monthly on the first calendar day of each month and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 12:00 p.m. Pacific time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

2.4         Fees. Co-Borrowers shall pay to Bank:

(a)     Prepayment Fee. The Prepayment Fee, if and when due hereunder pursuant to the terms of Section 2.1.1(c);

(b)     Final Payment. The Final Payment, when due hereunder;

(c)     Unused Fee. The Unused Fee, if and when due hereunder; and

(d)     Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due (or, if no stated due date, upon demand by Bank), provided, however, that Bank hereby acknowledges receipt of a good faith deposit from Borrower in the amount of Fifty Thousand Dollars ($50,000), which shall be applied to Bank Expenses incurred through and including the Effective Date on the Effective Date, with any remainder to be returned to Borrower on such date.

(e)     Fees Fully Earned. Unless otherwise provided in this Agreement or in a separate writing by Bank, Co-Borrowers shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder. Bank may deduct amounts owing by Co-Borrowers under the clauses of this Section 2.4 pursuant to the terms of Section 2.5(c) from the Designated Deposit Account (or, if funds are insufficient or if an Event of Default has occurred and is continuing, from any other account of Borrower maintained with Bank). Bank shall provide Co-Borrowers written notice of deductions made from the Designated Deposit Account pursuant to the terms of the clauses of this Section 2.4.

2.5         Payments; Application of Payments; Debit of Accounts.

(a)     All payments (including prepayments) to be made by Co-Borrowers under any Loan Document shall be made in immediately available funds in Dollars, without setoff or counterclaim, before 12:00 p.m. Pacific time on the date when due. Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b)     Subject to the terms of Section 9.4, Bank has the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied. Co-Borrowers shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Co-Borrowers to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.

(c)     Bank may debit the Designated Deposit Account, or, if funds are insufficient, or if an Event of Default has occurred and is continuing, from any of Co-Borrowers’ deposit accounts for principal and interest payments or any other amounts Co-Borrowers owe Bank when due. These debits shall not constitute a set-off.

2.6         Withholding. Payments received by Bank from Co-Borrowers under this Agreement will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority (including any interest, additions to tax or penalties applicable thereto). Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Co-Borrowers to make any withholding or deduction from any such payment or other sum payable hereunder to Bank, Co-Borrowers hereby covenant and agree that the amount due from Co-Borrowers with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Bank receives a net sum equal to the sum which it would have received had no withholding or deduction been required, and Co-Borrowers shall pay the full amount withheld or deducted to the relevant Governmental Authority. Co-Borrowers will, upon request, furnish Bank with proof reasonably satisfactory to Bank indicating that Co-Borrowers have made such withholding payment; provided, however, that Co-Borrowers need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Co-Borrowers. The agreements and obligations of Co-Borrowers contained in this Section 2.6 shall survive the termination of this Agreement.

3            CONDITIONS OF LOANS

3.1        Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

(a)     duly executed original signatures to the Loan Documents;

(b)     duly executed original signatures to Warrants to Purchase Stock delivered from Borrower to each of Bank and Life Science Loans II, LLC on the Effective Date;

(c)     each Co-Borrower’s Operating Documents and long-form good standing certificates of each Co-Borrower and its Subsidiaries certified by the Secretary of State (or equivalent agency) of such Co-Borrower and such Subsidiaries’ jurisdiction of organization or formation and each jurisdiction in which such Co-Borrower and each Subsidiary is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;

(d)     duly executed original signatures to the completed Borrowing Resolutions for each Co-Borrower;

(e)     certified copies, dated as of a recent date, of financing statement searches, as Bank may request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(f)     the Perfection Certificates of Co-Borrowers, together with the duly executed original signatures thereto;

(g)     a landlord’s consent in favor of Bank for 8282 El Rio, Suite 130, Houston, TX 77054 by the landlord thereof, together with the duly executed signatures thereto;

(h)     a bailee’s waiver in favor of Bank for 202 Precision Rd., Horsham PA 19044, by the bailee thereof, together with the duly executed signatures thereto;

(i)     evidence satisfactory to Bank that the insurance policies and endorsements required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank; and

(j)     payment of the fees and Bank Expenses then due as specified in Section 2.4 hereof.

3.2         Conditions Precedent to all Credit Extensions. Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a)     timely receipt of an executed Payment/Advance Form;

(b)     on the date of the Term Loan B Advance, duly executed original signatures to Warrants to Purchase Stock (in form and substance substantially consistent with the Warrants delivered from Borrower to each of Bank and Life Science Loans II, LLC on the Effective Date) issued by Borrower to each of Bank and Life Science Loans II, LLC;

(c)     the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the Payment/Advance Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Co-Borrowers’ representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

(d)     Bank determines in its good faith business discretion that there has not been a Material Adverse Change.

3.3         Post-Closing Condition. No later than sixty (60) days after the Effective Date, Borrower shall have delivered to Bank either (i) evidence, satisfactory to Bank in its sole but reasonable discretion, that all Collateral held at Borrower’s temporary Indiana storage location has been moved to a location covered by either a landlord’s consent or bailee’s waiver in favor of Bank or (ii) a bailee’s waiver in favor of Bank for Borrower’s temporary Indiana storage location together with the duly executed original signatures thereto.

3.4         Covenant to Deliver. Co-Borrowers agree to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition precedent to any Credit Extension. Co-Borrowers expressly agree that a Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Co-Borrowers’ obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Bank’s sole discretion.

3.5        Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of the Term Loans set forth in this Agreement, Co-Borrowers shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee to request any Term Loan.

4            CREATION OF SECURITY INTERESt.

4.1        Grant of Security Interest. Co-Borrowers hereby grant Bank, to secure the payment and performance in full of all of the Obligations (other than inchoate indemnity obligations), a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

Each Co-Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Co-Borrowers agree that any amounts Co-Borrowers owe Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Co-Borrowers and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at the sole cost and expense of Co-Borrowers, promptly release its Liens in the Collateral and all rights therein shall revert to Co-Borrowers, and Bank shall deliver to Borrower written evidence of the termination of such liens and other documents reasonably necessary to terminate such liens. In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (y) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Co-Borrowers providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Co-Borrowers shall provide to Bank cash collateral in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then at least one hundred five percent (105.0%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then at least one hundred ten percent (110.0%), of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its business judgment), to secure all of the Obligations relating to such Letters of Credit.

4.2        Priority of Security Interest. Co-Borrowers represent, warrant, and covenant that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank’s Lien under this Agreement). If any Co-Borrower acquires a commercial tort claim that is reasonably likely to exceed Ten Thousand Dollars ($10,000), such Co-Borrower shall promptly notify Bank in a writing signed by Co-Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

4.3        Authorization to File Financing Statements. Co-Borrowers hereby authorize Bank to file financing statements covering the Collateral, without notice to Co-Borrowers, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral in contravention of the terms of this Agreement, by Co-Borrowers or any other Person, shall be deemed to violate the rights of Bank under the Code. Such financing statements may indicate the Collateral as “all personal property assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.

5         REPRESENTATIONS AND WARRANTIES

Each Co-Borrower represents and warrants as follows:

5.1     Due Organization, Authorization; Power and Authority. Co-Borrower is duly existing and in good standing as a Registered Organization in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any other jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Co-Borrower’s business. In connection with this Agreement, Co-Borrower has delivered to Bank a completed certificate signed by Co-Borrower, entitled “Perfection Certificate”. Co-Borrower represents and warrants to Bank that (a) Co-Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Co-Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Co-Borrower’s organizational identification number or accurately states that Co-Borrower has none; (d) the Perfection Certificate accurately sets forth Co-Borrower’s place of business, or, if more than one, its chief executive office as well as Co-Borrower’s mailing addresses (if different than their chief executive office); (e) Co-Borrower (and each of their predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Co-Borrower and each of its Subsidiaries is accurate and complete in all material respects (it being understood and agreed that Co-Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement). If Co-Borrower is not now a Registered Organization but later becomes one, Co-Borrower shall promptly notify Bank of such occurrence and provide Bank with Co-Borrower’s organizational identification number.

The execution, delivery and performance by Co-Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Co-Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Co-Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Co-Borrower is bound. Co-Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Co-Borrower’s business.

5.2     Collateral. Co-Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Co-Borrower has no Collateral Accounts at or with any bank or financial institution other than Bank or Bank’s Affiliates except for the Collateral Accounts described in the Perfection Certificate delivered to Bank in connection herewith and which Co-Borrower has taken such actions as are necessary to give Bank a perfected security interest therein, if required pursuant to the term of Section 6.6(b). The Accounts are bona fide, existing obligations of the Account Debtors.

No Collateral valued in excess of One Hundred Thousand Dollars ($100,000) (other than laptops and other portable electronic items) is in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as permitted pursuant to Section 7.2. None of the components of the Collateral valued in excess of $100,000 (other than laptops and other portable electronic items) shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2.

Co-Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, and (c) material Intellectual Property licensed to Co-Borrower and noted on the Perfection Certificate. Each Patent which it owns or purports to own and which is material to Co-Borrower’s business is, to the best of Co-Borrower’s knowledge, valid and enforceable, and no part of the Intellectual Property which Co-Borrowers own or purport to own and which is material to Co-Borrower’s business has been judged invalid or unenforceable, in whole or in part. To the best of Co-Borrower’s knowledge, no claim has been made in writing that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on Co-Borrower’s business.

Except as noted on the Perfection Certificate, Co-Borrower is not a party to, nor is it bound by, any Restricted License.

5.3     Litigation. There are no actions or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Co-Borrower or any of its Subsidiaries involving more than, individually or in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000).

5.4     Financial Statements; Financial Condition. All consolidated financial statements for Co-Borrower and any of its Subsidiaries delivered to Bank fairly present in all material respects Co-Borrower’s consolidated financial condition and Co-Borrower’s consolidated results of operations as of the dates thereof and for the periods covered thereby. There has not been any material deterioration in Co-Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5     Solvency. The fair salable value of Co-Borrower’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of Co-Borrower’s liabilities; Co-Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Co-Borrower is able to pay its debts (including trade debts) as they mature.

5.6     Regulatory Compliance. Co-Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Co-Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Co-Borrower (a) has complied in all material respects with all Requirements of Law, and (b) has not violated any Requirements of Law the violation of which could reasonably be expected to have a material adverse effect on its business. None of Co-Borrower’s or any of its Subsidiaries’ properties or assets have been used by Co-Borrower or any Subsidiary or, to the best of Co-Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Co-Borrower and each of its Subsidiaries has obtained material all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue their respective businesses as currently conducted, except where failure to obtain or make such consents, declarations, filings or notices would not reasonably be expected to result in a Material Adverse Change.

5.7     Subsidiaries; Investments. Co-Borrower does not own any stock, partnership, or other ownership interest or other equity securities except for Permitted Investments.

5.8     Tax Returns and Payments; Pension Contributions. Co-Borrower has timely filed or have obtained extensions for filing all required tax returns and reports, and Co-Borrower has timely paid or have obtained extensions for all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Co-Borrower except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Fifty Thousand Dollars ($50,000).

To the extent Co-Borrower defers payment of any contested taxes in excess of Fifty Thousand Dollars ($50,000), Co-Borrower shall (i) notify Bank in writing of the commencement of, and any material development in, the proceedings, and (ii) post bonds or take any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.” Co-Borrower is unaware of any claims or adjustments proposed for any of Co-Borrower's prior tax years which could result in additional taxes becoming due and payable by Co-Borrower in excess of Fifty Thousand Dollars ($50,000). Co-Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Co-Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Co-Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

5.9       Use of Proceeds. Co-Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements and not for personal, family, household or agricultural purposes.

5.10     Full Disclosure. No written representation, warranty or other statement of Co-Borrower in any certificate or written statement given to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Co-Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.11     Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Co-Borrower’s knowledge or awareness, to the “best of” Co-Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer.

6          AFFIRMATIVE COVENANTS

Co-Borrowers shall do all of the following:

6.1         Government Compliance.

(a)     Maintain their and all their Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on a Co-Borrower’s business or operations. Each Co-Borrower shall comply, and have each Subsidiary comply, in all material respects, with all laws, ordinances and regulations to which it is subject noncompliance with which could reasonably be expected to have a material adverse effect on Borrower’s business.

(b)     Obtain all of the Governmental Approvals necessary for the performance by a Co-Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Bank in the Collateral.

6.2         Financial Statements, Reports, Certificates. Provide Bank with the following:

(a)     Quarterly Financial Statements. No later than forty-five (45) days after the last day of each of the first three quarters of Borrower’s fiscal year, a company prepared consolidated balance sheet and income statement covering Co-Borrowers’ and each of their Subsidiary’s operations for such quarter certified by a Responsible Officer (the “Quarterly Financial Statements”);

(b)     Quarterly Compliance Certificate. Within forty-five (45) days after the last day of each quarter and together with the Quarterly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Co-Borrowers were in full compliance with all of the terms and conditions of this Agreement;

(c)     Annual Operating Budget and Financial Projections. Within the earlier of (i) sixty (60) days following the end of Co-Borrowers’ fiscal year; or (ii) ten (10) Business Days after approved by each Co-Borrower’s board of directors, (x) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year, and (y) annual financial projections for the following fiscal year (on a quarterly basis) as approved by each Co-Borrower’s board of directors;

(d)     Annual Audited Financial Statements. As soon as available, but no later than one hundred eighty (180) days after the last day of Co-Borrowers’ fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank;

(e)     Other Statements. Within five (5) days of delivery, copies of all statements, reports and notices made available to each Co-Borrower’s security holders or to any holders of Subordinated Debt;

(f)     SEC Filings. Within five (5) Business Days of filing, copies of all periodic and other reports, proxy statements and other materials filed by such Co-Borrower with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such Co-Borrower posts such documents, or provides a link thereto, on such Co-Borrower’s website on the Internet at such Co-Borrower’s website address; provided, however, Co-Borrower shall promptly notify Bank in writing (which may be by electronic mail) of the posting of any such documents;

(g)     Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against a Co-Borrower or any of its Subsidiaries that would reasonably be expected to result in damages or costs to a Co-Borrower or any of its Subsidiaries of, individually or in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000) or more; and

(h)     Other Financial Information. Other financial information reasonably requested by Bank and prepared by Borrower in the ordinary course of business.

6.3        Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between a Co-Borrower and its Account Debtors shall follow such Co-Borrower’s customary practices as they exist at the Effective Date. Co-Borrowers must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than One Hundred Thousand Dollars ($100,000).

6.4        Taxes; Pensions. Timely file or file extensions for, and require each of their Subsidiaries to timely file or file extensions for, all required tax returns and reports and timely pay, and require each of their Subsidiaries to timely pay or file extensions for, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by a Co-Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.9 hereof or are less than Fifty Thousand Dollars ($50,000), and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5         Insurance.

(a)     Keep their business and the Collateral insured for risks and in amounts standard for companies in Co-Borrowers’ industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Co-Borrowers, and in amounts that are satisfactory to Bank. All property policies shall have a lender’s loss payable endorsement showing Bank as lender loss payee. All liability policies shall show, or have endorsements showing, Bank as an additional insured. Bank shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.

(b)     Ensure that proceeds payable under any property policy are, at Bank’s option, payable to Bank on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to Two Hundred Fifty Thousand Dollars ($250,000) with respect to any loss, but not exceeding Five Hundred Thousand Dollars ($500,000) in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property shall be deemed Collateral in which Bank has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations.

(c)     At Bank’s request, Co-Borrowers shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 6.5 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Bank, that it will give Bank twenty (20) days’ prior written notice before any such policy or policies shall be materially altered or canceled (provided, however, that only ten (10) days’ prior written notice is required for cancellation due to non-payment of premium). If Co-Borrowers fail to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Bank deems prudent.

6.6         Operating Accounts.

(a)     Maintain their primary and their Subsidiaries’ primary operating and other deposit accounts and securities accounts with Bank and Bank’s Affiliates, which accounts shall represent at least eighty-five percent (85%) of the dollar value of Co-Borrowers’ and such Subsidiaries accounts at all financial institutions; provided, for the avoidance of doubt, that Borrower may maintain the accounts set forth in the Perfection Certificates, (the “Permitted Accounts”), provided that (i) Borrower complies with the foregoing account balance covenant, (ii) the Permitted Accounts shall at no time hold more than One Million Five Hundred Thousand Dollars ($1,500,000) and (iii) the Permitted Accounts are closed within sixty (60) days of the Effective Date.

(b)     Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that a Co-Borrower at any time maintains, such Co-Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to (i) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Co-Borrower’s employees and identified to Bank by such Co-Borrower as such, and (ii) the Permitted Accounts.

6.7         Intentionally Omitted.

6.8         Protection and Registration of Intellectual Property Rights.

(a)     (i) Use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property that has any material value; (ii) promptly advise Bank in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property that has any material value; and (iii) not allow any Intellectual Property material to a Co-Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.

(b)     To the extent not already disclosed in writing to Bank, if a Co-Borrower (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any Patent or the registration of any Trademark, then such Co-Borrower shall provide written notice thereof to Bank with the next-due Compliance Certificate, and shall execute such intellectual property security agreements and other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in such property. If a Co-Borrower decides to register any Copyrights or mask works in the United States Copyright Office, such Co-Borrower shall: (x) provide Bank with at least fifteen (15) days prior written notice of such Co-Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office. Each Co-Borrower shall provide to Bank copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works made during the preceding quarter with the Compliance Certificate, and shall execute intellectual property security agreements or amendments thereto requested by Bank in order to perfect and maintain a first priority perfected security interest in such property.

(c)     Provide written notice to Bank within thirty (30) days after entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Co-Borrowers shall take such commercially reasonable steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.

6.9      Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Co-Borrowers and their officers, employees and agents and Co-Borrowers’ books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to a Co-Borrower.

6.10    Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7 hereof, around the time that a Co-Borrower forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date, such Co-Borrower shall upon Bank’s reasonable request (a) cause such new Domestic Subsidiary to provide to Bank a joinder to the Loan Agreement to cause such new Domestic Subsidiary to become a Co-Borrower hereunder, together with such appropriate financing statements and/or Control Agreements, all in form and substance reasonably satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Domestic Subsidiary, in form and substance reasonable satisfactory to Bank; provided, that with respect to any Foreign Subsidiary, the Co-Borrower shall only be required to grant and pledge to Bank a perfected security interest in up to sixty-five percent (65%) of the stock, units or other evidence of ownership of such Foreign Subsidiary; and (c) provide to Bank all other documentation in form and substance reasonably satisfactory to Bank,. Any document, agreement, or instrument executed or issued pursuant to this Section 6.10 shall be a Loan Document.

6.11     Further Assurances. Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this Agreement.

7         NEGATIVE COVENANTS

No Co-Borrower shall do any of the following without Bank’s prior written consent:

7.1     Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out, surplus or obsolete Equipment that is, in the reasonable judgment of Co-Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Co-Borrower; (c) consisting of Permitted Liens and Permitted Investments; (d) consisting of the sale or issuance of any stock of Co-Borrower permitted under Section 7.2 of this Agreement; (e) consisting of Co-Borrower’s use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (f) of other property with an aggregate value not to exceed Seventy-Five Thousand Dollars ($75,000) in the aggregate in any fiscal year; and (g) involving the merger of a Subsidiary with and into a Borrower or another Subsidiary or Borrower or a liquidation or dissolution of a Subsidiary provided simultaneous therewith all of its assets are transferred to a Borrower.

7.2     Changes in Business, Control, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by each Co-Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve (except that a Subsidiary may liquidate or dissolve provided simultaneous therewith all of its assets are transferred to a Borrower); or (c) permit or suffer any Change in Control.

Co-Borrower shall not, without at least fifteen (15) days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than One Hundred Thousand Dollars ($100,000) in Co-Borrower’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of One Hundred Thousand Dollars ($100,000) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization. If Co-Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of One Hundred Thousand Dollars ($100,000) to a bailee, and Bank and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Co-Borrower intends to deliver the Collateral, then Co-Borrower will first notify Bank, and, if requested by Bank, use commercially reasonable efforts to cause such bailee shall execute and deliver a bailee agreement in form and substance satisfactory to Bank.

For the avoidance of doubt, a bailee’s consent with respect to Borrower’s temporary Indiana storage location shall only be required (if at all) in accordance with Section 3.3 hereof.

7.3     Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary) except if prior to or contemporaneously with the closing of such transaction, all Obligations are paid in full and the Loan Documents are terminated. A Subsidiary may merge or consolidate into another Subsidiary or into Co-Borrower.

7.4     Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5     Encumbrance. Create, incur, allow, or suffer any Lien on any of its property (subject to Permitted Liens), or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein in (except for Permitted Liens), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Co-Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Co-Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.

7.6     Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6(b) hereof.

7.7     Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that (i) Co-Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Co-Borrower may pay dividends solely in common stock; and (iii) Co-Borrower may repurchase the stock of current or former employees, directors or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided that the aggregate amount of all such repurchases does not exceed Two Hundred Fifty Thousand Dollars ($250,000) per fiscal year; and (iv) Borrower may distribute equity securities to former or current employees, consultants or directors on the exercise of employee issuances pursuant to Borrower’s stock incentive plan approved by the Board; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.8     Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Co-Borrower, except for (i) transactions that are in the ordinary course of Co-Borrower’s business, upon fair and reasonable terms that are no less favorable to Co-Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, (ii) equity financings, (iii) transactions described in and permitted pursuant to the terms of the of Section 7.3 hereof, (iv) Investments permitted under the definition of Permitted Investments, and (v) Indebtedness financings with Borrower’s investors so long as all such Indebtedness is Subordinated Debt.

7.9     Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Bank, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject.

7.10    Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to (a) meet the minimum funding requirements of ERISA, (b) prevent a Reportable Event or Prohibited Transaction as defined in ERISA, or (c) comply with the Federal Labor Standards Act, the failure of any of the conditions in clauses (a) through (c) which could reasonably be expected to have a material adverse effect on Co-Borrower’s business, or violate any other law or regulation, if the violation could reasonably be expected to have a materials adverse effect on Co-Borrower’s business or permit any Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Co-Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

7.11    Assets in Foreign Subsidiaries. Transfer to, or permit Foreign Subsidiaries to hold or maintain, at any time assets of an aggregate value in excess of One Hundred Thousand Dollars ($100,000).

8        EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1     Payment Default. Co-Borrowers fail to (a) make any payment of principal or interest on any Credit Extension when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Term Loan Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2     Covenant Default.

(a)     Co-Borrowers fail or neglect to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, 6.8(b), 6.9, 6.10 or violate any covenant in Section 7; or

(b)     Co-Borrowers fail or neglect to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, have failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Co-Borrowers be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Co-Borrowers shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in clause (a) above;

8.3     Material Adverse Change. A Material Adverse Change occurs;

8.4     Attachment; Levy; Restraint on Business.

(a)     (i) The service of process seeking to attach, by trustee or similar process, any funds of a Co-Borrower in excess of Fifty Thousand Dollars ($50,000), or of any entity under the control of a Co-Borrower (including a Subsidiary) in excess of Fifty Thousand Dollars ($50,000), or (ii) a notice of lien or levy is filed in excess of Fifty Thousand Dollars ($50,000) against any of a Co-Borrower’s assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within fifteen (15) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any fifteen (15) day cure period; or

(b)     (i) any material portion of a Co-Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents a Co-Borrower from conducting all or any material part of its business;

8.5     Insolvency. (a) A Co-Borrower or any of its Subsidiaries is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) A Co-Borrower or any of its Subsidiaries fails to be solvent as described under Section 5.6 hereof; (c) A Co-Borrower or any of its Subsidiaries begins an Insolvency Proceeding; or (d) an Insolvency Proceeding is begun against a Co-Borrower or any of its Subsidiaries and is not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6     Other Agreements. There is, under any agreement to which a Co-Borrower is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of One Hundred Thousand Dollars ($100,000); or (b) any breach or default by a Co-Borrower, the result of which could have a material adverse effect on a Co-Borrower’s business; provided, however, that the Event of Default under this Section 8.6 caused by the occurrence of a breach or default under such other agreement shall be cured or waived for purposes of this Agreement upon Bank receiving written notice from the party asserting such breach or default of such cure or waiver of the breach or default under such other agreement, if at the time of such cure or waiver under such other agreement (x) Bank has not declared an Event of Default under this Agreement and/or exercised any rights with respect thereto; (y) any such cure or waiver does not result in an Event of Default under any other provision of this Agreement or any Loan Document; and (z) in connection with any such cure or waiver under such other agreement, the terms of any agreement with such third party are not modified or amended in any manner which could in the good faith business judgment of Bank be materially less advantageous to Borrower;

8.7     Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against a Co-Borrower by any Governmental Authority, and the same are not, within fifteen (15) days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the satisfaction, payment, discharge, stay, or bonding of such fine, penalty, judgment, order or decree);

8.8     Misrepresentations. A Co-Borrower or any Person acting for a Co-Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9        Subordinated Debt. Except as otherwise permitted by the terms of the subordination agreement, intercreditor, or other similar agreement between such Person and Bank, any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by the applicable subordination agreement, intercreditor, or other similar agreement;

8.10       Governmental Approvals. Any material Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that would reasonable be expected to result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) cause, or would reasonably be expected to cause, a Material Adverse Change, or (ii) materially and adversely affects the legal qualifications of a Co-Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of a Co-Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction.

9            BANK’S RIGHTS AND REMEDIES

9.1         Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default beyond any applicable grace or forbearance period, Bank may, without notice or demand, do any or all of the following:

(a)     declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b)     stop advancing money or extending credit for Co-Borrowers’ benefit under this Agreement or under any other agreement between Co-Borrowers and Bank;

(c)     for any letters of credit demand that Co-Borrower (i) deposit cash with Bank in an amount equal to at least one hundred ten percent (110%) of the Dollar Equivalent of the aggregate face amount of all Letters of Credit remaining undrawn (plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Co-Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d)     terminate any FX Contracts;

(e)     verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, and notify any Person owing a Co-Borrower money of Bank’s security interest in such funds;

(f)     make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Co-Borrowers shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Co-Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(g)     apply to the Obligations any (i) balances and deposits of a Co-Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of a Co-Borrower;

(h)     ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, a Co-Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Co-Borrowers’ rights under all licenses and all franchise agreements inure to Bank’s benefit;

(i)     place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(j)     demand and receive possession of a Co-Borrower’s Books; and

(k)     exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2     Power of Attorney. Each Co-Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Co-Borrower’s name on any checks or other forms of payment or security; (b) sign Co-Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Co-Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Each Co-Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Co-Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank’s foregoing appointment as each Co-Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3     Protective Payments. If a Co-Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which such Co-Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Bank will make reasonable efforts to provide Co-Borrowers with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.4     Application of Payments and Proceeds Upon Default. Following the occurrence and during the continuance of an Event of Default, Bank shall have the right to apply in any order any funds in its possession, whether from Co-Borrowers’ account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations. Bank shall pay any surplus to Co-Borrowers by credit to the Designated Deposit Account or to other Persons legally entitled thereto; Co-Borrowers shall remain liable to Bank for any deficiency. If, following the occurrence and during the continuance of an Event of Default, Bank, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

9.5     Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for:  the safekeeping of the Collateral;  any loss or damage to the Collateral;  any diminution in the value of the Collateral; or  any act or default of any carrier, warehouseman, bailee, or other Person. Subject to the immediately preceding sentence, Co-Borrower~~s~~ bear all risk of loss, damage or destruction of the Collateral, other than those losses directly resulting from Bank’s gross negligence or willful misconduct.

9.6     No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Co-Borrowers of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7     Demand Waiver. Each Co-Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which such Co-Borrower is liable.

9.8     Co-Borrower Liability. Either Co-Borrower may, acting singly, request Credit Extensions hereunder.  Each Co-Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder. Each Co-Borrower hereunder shall be jointly and severally obligated to repay all Credit Extensions made hereunder, regardless of which Co-Borrower actually receives said Credit Extension, as if each Co-Borrower hereunder directly received all Credit Extensions. Each Co-Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, including, without limitation, the benefit of California Civil Code Section 2815 permitting revocation as to future transactions and the benefit of California Civil Code Sections 1432, 2809, 2810, 2819, 2839, 2845, 2847, 2848, 2849, 2850, and 2899 and 3433, and (b) any right to require Bank to: (i) proceed against any Co-Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy.  Bank may exercise or not exercise any right or remedy it has against any Co-Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Co-Borrower’s liability.  Notwithstanding any other provision of this Agreement or other related document, each Co-Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Co-Borrower to the rights of Bank under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Co-Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Co-Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Co-Borrower with respect to the Obligations in connection with this Agreement or otherwise until all Obligations are paid in full and this Agreement is terminated.  Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void.  If any payment is made to a Co-Borrower in contravention of this Section, such Co-Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

10     NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Co-Borrowers may change their mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Co-Borrowers:	PLX PHARMA INC. 8285 El Rio, Suite 130 Houston, TX 77054 Attn: Rita O’Connor, CFO Fax: (713) 842-3052 Email: roconnor@plxpharma.com

If to Bank:	Silicon Valley Bank 4730 La Jolla Village Drive, Suite 1050 San Diego, CA 92122 Attn: Anthony Flores Email: aflores@svb.com

11     CHOICE OF LAW, VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE

Except as otherwise expressly provided in any of the Loan Documents, California law governs the Loan Documents without regard to principles of conflicts of law. Co-Borrowers and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Each Co-Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Co-Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Co-Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Co-Borrower at the address set forth in, or subsequently provided by such Co-Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of such Co-Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

EACH CO-BORROWER AND BANK WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

This Section 11 shall survive the termination of this Agreement.

12        GENERAL PROVISIONS

12.1     Termination Prior to Term Loan Maturity Date; Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations) have been satisfied. So long as Co-Borrowers have satisfied their Obligations (other than inchoate indemnity obligations, any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of this Agreement), this Agreement may be terminated prior to the Term Loan Maturity Date by Co-Borrowers, effective three (3) Business Days after written notice of termination is given to Bank. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.

12.2     Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Co-Borrower may assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion). Bank has the right, without the consent of or notice to Co-Borrowers, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrants, as to which assignment, transfer and other such actions are governed by the terms thereof), provided, however, that notwithstanding the foregoing, or anything to the contrary herein, prior to the occurrence and continuance of an Event of Default, any such sale, transfer, assignment, negotiation, or participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents shall not be to a direct competitor of Borrower or similar such third party without Borrower’s prior written consent.

12.3     Indemnification. Co-Borrowers agree to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Bank Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Bank and Co-Borrowers (including reasonable attorneys’ fees and expenses), except for Claims and/or losses and/or expenses (including Bank Expenses) directly caused by such Indemnified Person’s gross negligence or willful misconduct.

This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

12.4     Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.5     Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.6     Correction of Loan Documents. Bank may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties so long as Bank provides Borrower with written notice of such correction and allows Borrower at least ten (10) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by both Bank and Borrower.

12.7     Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.8     Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.9     Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Bank, collectively, “Bank Entities”); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, that any prospective transferee or purchaser shall have entered into an agreement containing provisions substantially the same as those in this Section); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain (other than as a result of its disclosure by Bank in violation of this Agreement) after disclosure to Bank; or (ii) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

Bank Entities may use anonymous forms of confidential information for aggregate datasets, for analyses or reporting, and for any other uses not expressly prohibited in writing by Co-Borrowers. The provisions of the immediately preceding sentence shall survive termination of this Agreement.

12.10     Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Co-Borrowers and Bank arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

12.11     Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.12     Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.13     Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.14     Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.15     Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

13        DEFINITIONS

13.1     Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Co-Borrowers.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Amortization Start Date” is the first day of the month immediately following the end of the Interest-Only Period.

“Authorized Signer” is any individual listed in a Co-Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including any Advance request, on behalf of Co-Borrowers.

“Bank” is defined in the preamble hereof.

“Bank Entities” is defined in Section 12.9.

“Bank Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Co-Borrowers.

“Bank Services”  are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Co-Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“Borrowing Resolutions” are, with respect to any Person, those resolutions substantially in the form attached hereto as Exhibit D.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of forty-nine percent (49%) or more of the ordinary voting power for the election of directors of Co-Borrower (determined on a fully diluted basis) other than by the sale of Co-Borrower’s equity securities in a public offering or to venture capital or private equity investors so long as Co-Borrower identifies to Bank the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction; (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Co-Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (c) at any time, Co-Borrower shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100%) of each class of outstanding capital stock of each subsidiary of Borrower free and clear of all Liens (except Liens created by this Agreement).

“Claims” is defined in Section 12.3.

“Co-Borrower(s)” is defined in the preamble hereof.

“Co-Borrower’s Books” are all of a Co-Borrower’s books and records including ledgers, federal and state tax returns, records regarding such Co-Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Co-Borrowers described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit B.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which a Co-Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Co-Borrower maintains a Securities Account or a Commodity Account, such Co-Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any Letter of Credit, Term Loan, FX Contract, or any other extension of credit by Bank for Co-Borrowers’ benefit under this Agreement.

“Currency” is coined money and such other banknotes or other paper money as are authorized by law and circulate as a medium of exchange.

“Default Rate” is defined in Section 2.3(b).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is the multicurrency account denominated in Dollars, account number [*****____], maintained by a Co-Borrower with Bank.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.

“Draw Period” is the period of time commencing on the date Borrower achieves the Draw Period Milestones and ending on the earlier of (x) December 31, 2018, (y) the occurrence of an Event of Default; provided, however, that the Draw Period shall not commence if on the date of the occurrence of the Draw Period Milestones an Event of Default has occurred and is continuing.

“Draw Period Milestones” is receipt by Bank of evidence, in form and substance reasonably satisfactory to Bank, that Borrower has received (i) net new capital of not less than Twenty Million Dollars ($20,000,000) and (ii) FDA approval for Aspertec 81 Mg.

“Effective Date” is defined in the preamble hereof.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Final Payment” is a payment (in addition to and not a substitution for the regularly monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the Term Loan Maturity Date, (b) the acceleration of any Term Loan, or (c) the prepayment of a Term Loan pursuant to Section 2.1.1(c) or (d), equal to the original principal amount of such Term Loan multiplied by the Final Payment Percentage.

“Final Payment Percentage” is eight percent (8.00%).

“Foreign Currency” means lawful money of a country other than the United States.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Co-Borrowers which shall be a Business Day.

“FX Contract” is any foreign exchange contract by and between a Co-Borrower and Bank under which Co-Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any material consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority that is material to the operation of Borrower’s business and in which the failure to obtain the foregoing item would reasonably be expected to have a materially adverse effect on Borrower’s business or operations.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.3.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means, with respect to any Person, means all of such Person’s right, title, and interest in and to the following:

(a)     its Copyrights, Trademarks and Patents;

(b)     any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c)     any and all source code;

(d)     any and all design rights which may be available to such Person;

(e)     any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)     all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Interest-Only Period” means the period commencing on the Effective Date and continuing through January __, 2019.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of a Co-Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“IP Agreements” are those certain Intellectual Property Security Agreements executed and delivered by Co-Borrowers to Bank dated as of July __, 2017.

“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of a Co-Borrower based upon an application, guarantee, indemnity, or similar agreement.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Warrants, the IP Agreements, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by a Co-Borrower or any guarantor, and any other present or future agreement by a Co-Borrower and/or any guarantor with or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of a Co-Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Obligations” are Co-Borrowers’ obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Prepayment Fee, the Final Payment and other amounts Co-Borrowers owe Bank now or later, whether under this Agreement, the other Loan Documents (other than the Warrants), or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Co-Borrowers assigned to Bank, and to perform Co-Borrowers’ duties under the Loan Documents (other than the Warrants).

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment/Advance Form” is that certain form attached hereto as Exhibit C.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Accounts” is defined in Section 6.6(a).

“Permitted Indebtedness” is:

(a)     Co-Borrowers’ Indebtedness to Bank under this Agreement and the other Loan Documents;

(b)     Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

(c)     Subordinated Debt;

(d)     unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e)     Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f)     Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;

(g)     Indebtedness of any Borrower owed to any other Borrower;

(h)     other unsecured Indebtedness not otherwise enumerated in this definition, not to exceed Fifty Thousand Dollars ($50,000) in the aggregate at any time; and

(i)     extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon a Co-Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a)     Investments (including, without limitation, Subsidiaries) existing on the Effective Date and shown on the Perfection Certificate;

(b)     Investments consisting of Cash Equivalents;

(c)     Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of a Co-Borrower;

(d)     Investments consisting of deposit accounts in which Bank has a perfected security interest;

(e)     Investments accepted in connection with Transfers permitted by Section 7.1;

(f)     Investments consisting of the creation of a Subsidiary for the purpose of consummating a merger transaction permitted by Section 7.3 of this Agreement, which is otherwise a Permitted Investment;

(g)     Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of a Co-Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by such Co-Borrower’s Board of Directors;

(h)     Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(i)     Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of a Co-Borrower in any Subsidiary;

(j)     Investments consisting of securities or deposit accounts, to the extent that such accounts are permitted to be maintained pursuant to Section 6.6;

(k)     Investments of any Borrower in any other Borrower;

(l)     Investments in Subsidiaries that are not co-borrowers hereunder, not to exceed Fifty Thousand Dollars ($50,000) in any fiscal year;

(m)     joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, but in no event consisting of cash investments by Borrower; and

(n)     other Investments not otherwise enumerated in this definition, not to exceed Fifty Thousand Dollars ($50,000) in any fiscal year.

“Permitted Liens” are:

(a)     Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b)     Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which a Co-Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c)     purchase money Liens and capital leases (i) on Equipment acquired or held by a Co-Borrower incurred for financing the acquisition of the Equipment securing no more than Two Hundred Thousand Dollars ($200,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d)     Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed One Hundred Thousand Dollars ($100,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e)     Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f)     Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g)     leases or subleases of real property granted in the ordinary course of a Co-Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of a Co-Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest therein;

(h)     non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business, and licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States;

(i)     Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7;

(j)     easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar Liens affecting real property not interfering in any material respect with the ordinary course of the business of Borrower;

(k)     Liens securing Subordinated Debt;

(l)     Liens in favor of other financial institutions arising in connection with a Co-Borrower’s deposit and/or securities accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit and/or securities accounts, if required to be perfected pursuant to Section 6.6(b).

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prepayment Fee” is, with respect to any Term Loan subject to prepayment prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:

(i)     for a prepayment made on or after the Funding Date of such Term Loan through and including the first anniversary of the Funding Date of such Term Loan, three percent (3.00%) of the principal amount of such Term Loan prepaid;

(ii)     for a prepayment made after the date which is the first anniversary of the Funding Date of such Term Loan through and including the second anniversary of the Funding Date of such Term Loan, two percent (2.00%) of the principal amount of the Term Loans prepaid; and

(iii)     for a prepayment made after the date which is the second anniversary of the Funding Date of such Term Loan and prior to the Maturity Date, one percent (1.00%) of the principal amount of the Term Loans prepaid.

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Quarterly Financial Statements” is defined in Section 6.2(a).

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Regulatory Change” means, with respect to Bank, any change on or after the date of this Agreement in United States federal, state, or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives, or requests applying to a class of lenders including Bank, of or under any United States federal or state, or any foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the Chief Executive Officer, President and Chief Financial Officer of each Co-Borrower.

“Restricted License” is any material license or other similar material agreement with respect to which a Co-Borrower is the licensee (a) that prohibits or otherwise restricts a Co-Borrower from granting a security interest in such Co-Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral. For the avoidance of doubt, “Restricted License” excludes all over-the-counter software that is commercially available to the public.

“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Subordinated Debt” is indebtedness incurred by a Co-Borrower subordinated to all of such Co-Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of a Co-Borrower.

“Term Loan” is a loan made by Bank pursuant to the terms of Section 2.1.1 hereof.

“Term A Loan” is a loan made by Bank pursuant to the terms of Section 2.1.1 hereof.

“Term B Loans” is a loan made by Bank pursuant to the terms of Section 2.1.1 hereof.

“Term Loan Maturity Date” is February 8, 2021.

“Term Loan Payment” is defined in Section 2.1.1(b).

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of a Co-Borrower connected with and symbolized by such trademarks.

“Transfer” is defined in Section 7.1.

“Unused Fee” is an additional, one-time fee payable to Bank in an amount equal to (i) two percent (2.00%) multiplied by (ii) Seven Million Five Hundred Thousand Dollars ($7,500,000.00) minus the aggregate amount of the Term B Loans requested by Borrower on or before December 31, 2018; provided that (x) the Unused Fee shall be paid, if at all, on the earlier of January 1, 2019 or prior repayment in connection with Sections 2.2(c) or (d) and may be debited (or ACH’d) from Borrower’s Designated Deposit Account; and (y) Bank hereby waives the Unused Fee if Borrower does not achieve the Draw Period Milestones applicable to the Term B Loans.

“Warrants” are those certain Warrants to Purchase Stock dated as of the Effective Date, or any date theretofore or thereafter, issued by Borrower in favor of Bank and Life Science Loans II, LLC respectively.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWERS:

PLX PHARMA INC.

By
Name:
Title:

PLX OPCO INC.

By
Name:
Title:

BANK:

SILICON VALLEY BANK

By
Name:
Title:

[Signature Page to Loan and Security Agreement]

EXHIBIT A

COLLATERAL DESCRIPTION

The Collateral consists of all of Co-Borrowers’ right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Co-Borrowers’ Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (i) more than 65% of the total combined voting power of all classes of stock entitled to vote the shares of capital stock (the “Shares”) of any Subsidiary of Borrower not incorporated or organized under the laws of one of the States or jurisdictions of the United States or (ii) equipment (and any accessions, attachments, replacements or improvements thereon) that is subject to a Lien that is a Permitted Lien, provided, that upon the release of any such Lien, such equipment (and any accessions, attachments, replacements or improvements thereon) shall be deemed to be Collateral hereunder and shall be subject to the security interest granted or (iii) any license or contract, in each case if the granting of a Lien in such license or contract is prohibited by or would constitute a default under the agreement governing such license or contract (but (A) only to the extent such prohibition is enforceable under applicable law and (B) other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-408 or 9-409 (or any other Section) of Division 9 of the Code); provided that upon the termination, lapsing or expiration of any such prohibition, such license or contract, as applicable, shall automatically be subject to the security interest granted in favor of Collateral Agent hereunder and become part of the “Collateral.”

EXHIBIT B

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date: August 9, 2017

FROM: PLX PHARMA INC. and PLX OPCO INC.

The undersigned authorized officer of PLX PHARMA INC. and PLX OPCO INC. (“Co-Borrowers”) certifies that under the terms and conditions of the Loan and Security Agreement between Co-Borrowers and Bank (the “Agreement”):

(1) Co-Borrowers are in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Co-Borrowers, and each of their Subsidiaries, has timely filed all required tax returns and reports (or filed timely extensions), and Co-Borrowers have timely paid (or filed timely extensions) for all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Co-Borrowers except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Co-Borrowers or any of their Subsidiaries relating to unpaid employee payroll or benefits of which Co-Borrowers have not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes except, with respect to unaudited financial statements, for the absence of footnotes and subject to year-end adjustments. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Co-Borrowers are not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Quarterly financial statements with Compliance Certificate	Quarterly within 45 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 Business Days after filing with SEC	Yes No
Annual Financial Projections/Budget (prepared on a quarterly basis)	Annually, within earlier of (i) 60 days after FYE and (ii) 10 Business Days of board approval, and when revised	Yes No
New IP applications (with copies of applications)	With Compliance Certificate (see Section 6.8(b) regarding Copyrights)	Yes No

Other Matters

Have there been any material amendments of or other material changes to the capitalization table of Co-Borrowers? If yes, provide copies of any such amendments or changes with this Compliance Certificate.

Yes	No

Have there been any amendments of or other changes to the Operating Documents of Co-Borrowers or any of their Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.

Yes	No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

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PLX PHARMA INC.	BANK USE ONLY

Received by:
By:	AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes	No

PLX OPCO INC.	BANK USE ONLY

Received by:
By:	AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes	No

EXHIBIT C – LOAN PAYMENT/ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS NOON PACIFIC TIME*

Fax To:	Date: _____________________

LOAN PAYMENT:

PLX PHARMA INC. and PLX OPCO INC.

From Account #	To Account #
(Deposit Account #)	(Loan Account #)
Principal $	and/or Interest $

Authorized Signature:	Phone Number:
Print Name/Title:

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #	To Account #
(Loan Account #)	(Deposit Account #)

Amount of Advance $

All Co-Borrowers’ representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:	Phone Number:

Print Name/Title:

OUTGOING WIRE REQUEST: Complete only if all or a portion of funds from the loan advance above is to be wired.

Deadline for same day processing is noon, Pacific Time

Beneficiary Name:	Amount of Wire: $
Beneficiary Bank:	Account Number:
City and State:

Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)

Intermediary Bank:	Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (if required):

Print Name/Title:	Print Name/Title:

Telephone #:	Telephone #:

EXHIBIT D

BORROWING RESOLUTIONS

CORPORATE BORROWING certificatE

Borrower: PLX PHARMA INC.	Date: August 9, 2017
Bank: Silicon Valley Bank

I hereby certify as follows, as of the date set forth above:

1.     I am the Secretary, Assistant Secretary or other officer of Borrower. My title is as set forth below.

2.     Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.

3.     Attached hereto are true, correct and complete copies of Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth above. Such Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4.     The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Silicon Valley Bank (“Bank”) may rely on them until Bank receives written notice of revocation from Borrower.

Resolved, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories

Natasha Giordano	Chief Executive Officer and President		☒

Rita O’Connor	Chief Financial Officer and Secretary		☒

Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

Resolved Further, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from Bank, including pursuant to that certain Loan and Security Agreement, dated of even date herewith, as amended and/or restated from time to time (the “Loan Agreement”).

Execute Loan Documents. Execute any Loan Documents (as defined in the Loan Agreement) Bank reasonably requires.

Grant Security. Grant Bank a security interest in any of Borrower’s personal property assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Apply for Letters of Credit. Apply for letters of credit from Bank.

Enter Derivative Transactions. Execute spot or forward foreign exchange contracts, interest rate swap agreements, or other derivative transactions.

Issue Warrants. Issue warrants for Borrower’s capital stock.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effect these resolutions.

Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.     The persons listed above are Borrower's officers or employees with their titles and signatures shown next to their names.

By: Name: Rita O’Connor Title: Secretary

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the Chief Executive Officer of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

By: Name: Natasha Giordano Title: Chief Executive Officer

EXHIBIT D

BORROWING RESOLUTIONS

CORPORATE BORROWING certificatE

BORROWER: PLX OPCO INC.	DATE: August 9, 2017
BANK: Silicon Valley Bank

I hereby certify on behalf of Borrower as follows, as of the date set forth above:

1.     I am the Secretary of Borrower. My title is as set forth below.

2.     Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.

3.     Attached hereto are true, correct and complete copies of Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth above. Such Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4.     The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Silicon Valley Bank (“Bank”) may rely on them until Bank receives written notice of revocation from Borrower.

Resolved, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories

Natasha Giordano	Chief Executive Officer and President		☒

Rita O’Connor	Chief Financial Officer, Treasurer and Secretary		☒

Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

Resolved Further, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from Bank, including pursuant to that certain Loan and Security Agreement, dated of even date herewith, as amended and/or restated from time to time (the “Loan Agreement”).

Execute Loan Documents. Execute any Loan Documents (as defined in the Loan Agreement) Bank reasonably requires.

Grant Security. Grant Bank a security interest in any of Borrower’s personal property assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Apply for Letters of Credit. Apply for letters of credit from Bank.

Enter Derivative Transactions. Execute spot or forward foreign exchange contracts, interest rate swap agreements, or other derivative transactions.

Issue Warrants. Issue warrants for Borrower’s capital stock.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effect these resolutions.

Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.     The persons listed above are Borrower's officers or employees with their titles and signatures shown next to their names.

By: Name: Rita O’Connor Title: Secretary

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the __________________________ of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

By: Name: Title:

MARKETING CONSENT FORM

Marketing Consent Form

SVB Financial Group is proud of our business relationships and occasionally likes to promote these relationships. We would like to use your company’s information and logo for promotional and marketing purposes in SVB Financial Group member businesses (collectively “SVB”) materials. While we would appreciate your consent to all of the uses listed below, please review and select all of the uses that you consent to below.

Approved Use(s)

Indicate your selection(s) by checking the boxes below

☐	Marketing: You consent to SVB’s use of Company’s name, logo and images provided to us in written and oral presentations, advertising, marketing and PR materials, professional lists and websites.

☐

Deal Terms: You consent to SVB’s inclusion of the size and type of any loan or credit facility alongside your company’s name in any oral presentations, advertising, marketing and PR materials, customer lists, and websites.

☐	Reference: You consent to SVB’s use of Company and representatives’ names as a reference for SVB.

☐

Testimonial: You consent to SVB’s use of Company and representatives’ names and quotations in written and oral presentations, marketing and PR materials, and websites. Our practice is to send you a draft of any quotation concerning Company prior to publishing.

☐

News release: You consent to SVB’s use of Company’s name, trademarks, service marks, quotations and images provided to us in the SVB’s news releases concerning Company. Our practice is to send you a draft of any news release concerning Company prior to publishing.

Logos

In order to maintain the integrity of your logos, please provide them in:

‣ Full color and black and white versions, with or without taglines

‣ At least 300 dpi in PNG, EPS, TIF, or JPG formats (please do not send PDF or website logos).

Names

Please make sure to print the Company name, and any individual names and titles as you would like them displayed in materials or lists.

Company name
Additional names

You grant to SVB a limited license to use the information for the limited purposes above, which you can revoke upon written notice to SVB. The signer below acknowledges that he or she has authority to bind the Company to this consent. SVB will not be responsible for versions that were printed prior to receiving notice revoking any such consent. Company is solely responsible for defense and maintenance of its intellectual property.

Please contact your Relationship Advisor or SVB representative if you have any questions.

Accepted or Agreed on Behalf Of Company or Yourself

Name	Title

Signature	Today’s date

Address

Phone number	Email

Return this completed form and any attachments to your Relationship Advisor or SVB via email at logo@svb.com.

©2014 SVB Financial Group. All rights reserved. Silicon Valley Bank is a member of FDIC and Federal Reserve System. SVB>, SVB>Find a way, SVB Financial Group, and Silicon Valley Bank are registered trademarks. B_SAM-14-13427 rev. 06-25-14.